By-Laws

Of

Ambac Financial Group, Inc.

(Effective May 1, 2013)

ARTICLE 1

Offices

Section 1.01. Registered Office. The registered office of Ambac Financial Group, Inc. (the "Corporation") in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

Section 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

Meetings Of Stockholders

Section 2.01. Place of Meetings. Meetings of Stockholders shall be held at any place within or outside the State of Delaware as designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the "DGCL"). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section 2.02. Annual Meetings. The annual meeting of Stockholders (as defined in Section 2.05) of the Corporation for the election of directors of the Corporation ("Directors"), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, if any, on a date and at a time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

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Section 2.03. Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board of the Corporation (the "Chairman"), the Chief Executive Officer of the Corporation, the President of the Corporation (the "President"), or the Secretary of the Corporation (the "Secretary") upon the written request ("Meeting Request") of the holders of record of 25% or more of the voting power of the shares of common stock of the Corporation issued and outstanding ("Shares"). Any such meeting shall be held on a date, place, if any, and at a time and for the purposes set forth in the notice or waiver of notice thereof. Business transacted at all special meetings shall be confined to the objects stated in the notice of special meeting.

Section 2.04. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.05. Notice of Meeting.

(a)	General. Except as otherwise provided by law, written notice of each annual or special meeting of Stockholders stating the place, if any, date and time of such meeting, the means of remote communication, if any, by which the Stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given in the manner herein provided.

Written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of such meeting to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the holder of record of Shares entitled to vote (a "Stockholder") at such Stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice may otherwise be given effectively to Stockholders, notice of meetings may be given to Stockholders by means of electronic transmission in accordance with applicable law.

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(b)	Adjournments. When any meeting is convened, the presiding officer of the meeting may adjourn or recess the meeting if (i) no quorum is present for the transaction of business, (ii) the Board determines that adjournment is necessary or appropriate to enable the Stockholders to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders, or (iii) the Board determines that adjournment is otherwise in the best interests of the Corporation. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the meeting following the recess or adjournment of the original meeting, any business may be transacted which might have been transacted at such original meeting. Notice of a special meeting of Stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of Stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of Stockholders shall state the purpose or purposes of such meeting.

Section 2.06. Waiver of Notice. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meetings of Stockholders need to be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

Section 2.07. Postponement or Cancellation of Meeting. Any previously scheduled meeting of the Stockholders may be postponed and rescheduled, and, unless the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") otherwise provides, any special meeting of the Stockholders, other than special meetings called by the stockholders in accordance with Section 2.03, may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting.

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Section 2.08. Quorum. Except as otherwise required by law or the Certificate of Incorporation, the holders of record of a majority of the voting power of the Shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the presiding officer at the meeting in accordance with Section 2.05(b) hereof or the Stockholders entitled to vote thereat may adjourn the meeting from time to time until a quorum shall be present in person or by proxy. To the fullest extent permitted by law, when a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.

Section 2.09. Voting. Except as otherwise provided in the Certificate of Incorporation, each Stockholder shall be entitled to one vote for each Share held of record by such Stockholder. Unless a greater number of affirmative votes is required by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or as otherwise required by law or pursuant to any regulation applicable to the Corporation, if a quorum exists at any meeting of Stockholders, Stockholders shall have approved any matter, other than the election of directors, if the votes cast by Stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter in favor of such matter exceed the votes cast by such Stockholders against such matter. Directors shall be elected by a plurality of the votes cast. If any holders of any class or series of the Corporation's capital stock shall be entitled to more or less than one vote for any Share, on any matter for which such holders are entitled to vote, every reference in these By-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

Section 2.10. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express, in writing, consent to or dissent from any action of Stockholders without a meeting may authorize another person or persons to act for such Stockholder by proxy. Such authorization must be in writing and executed by the Stockholder or his or her authorized officer, director, employee or agent. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period. Each proxy shall be delivered to the inspectors of election prior to or at the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing a subsequent duly executed proxy with the Secretary.

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Section 2.11. Presiding Officer and Secretary at Meetings. At any meeting of Stockholders, the Chairman, or in his absence, the President, or if neither such person is available, then a person designated by the Board, shall preside at and act as the presiding officer of the meeting. The Secretary, or in his or her absence a person designated by the presiding officer, shall act as secretary of the meeting. The presiding officer of any meeting of Stockholders shall determine the order of business and the procedures at the meeting, including regulation of the manner of voting, the conduct of discussion, and the propriety of any proposal brought before the meeting. The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at the meeting shall be announced at the meeting by the presiding officer of the meeting.

Section 2.12. Inspectors of Election. The votes at each meeting of Stockholders shall be supervised by not less than two inspectors of election who shall decide all questions respecting the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. The Board shall, in advance of any meeting of Stockholders, appoint two or more inspectors of election to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that there are less than two inspectors present and acting at any meeting, the presiding officer shall appoint an additional inspector or inspectors so that there shall always be at least two inspectors to act at the meeting. Each inspector, before entering upon the discharge of this or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. Notwithstanding the foregoing, the presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

Section 2.13. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting; provided, however, if the record date for determining the Stockholders entitled to vote is less than ten days before the meeting date, the list will reflect the Stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders of the Corporation. If the meeting is to be held at a place, then a list of Stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

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Section 2.14. Notice of Stockholder Business. At an annual meeting of the Stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any Stockholder who complies with the notice procedures set forth in this Section 2.14. For business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to the Stockholders, notice by the Stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business; (c) the class and number of Shares of the Corporation which are beneficially owned by the Stockholder; and (d) any material interest of the Stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.14. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.14, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.14, a Stockholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision.)

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Section 2.15. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at a meeting of Stockholders (a) by or at the direction of the Board or (b) by any Stockholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.15. Nominations by Stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such nominations and written notice of any nominations by Stockholders under this section shall contain the following information:

(a)	name, residence and business address of the nominating Stockholder;
(b)	a representation that the Stockholder is a record holder or beneficial owner of the Corporation's voting shares and a statement of the number of such shares;
(c)	a representation that the Stockholder intends to appear in person or by proxy at the meeting to nominate the individuals specified in the notice, if the nominations are to be made at a meeting of Stockholders;
(d)	information regarding each nominee such as would be required to be included in a proxy statement or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act");
(e)	a description of all arrangements or understandings between and among the Stockholder and each and every nominee; and
(f)	the written consent of each nominee to serve as a Director, if elected. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.16. Stockholders' Consent in Lieu of Meeting.

(a)	Consents to Corporate Action. Any action which is required to be or may be taken at any annual or special meeting of Stockholders, subject to the provisions of paragraphs (b) and (c) of this Section 2.16, may be taken without a meeting, without prior notice and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of the outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all Shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

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(b)	Determination of Record Date of Action by Written Consent. In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 2.16(b)). If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)	Procedures for Written Consent. In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent judges of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent and without a meeting shall be effective until such judges have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of Stockholders.

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ARTICLE III

Board Of Directors

Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by Stockholders.

Section 3.02. Number and Term of Office. Prior to the first annual meeting of the Stockholders, the Board shall consist of the Corporation's Chief Executive Officer and four interim Directors. Thereafter, following the first annual meeting of the Stockholders, the Board shall consist of the Corporation's Chief Executive Officer and four additional directors, or such other number as shall be fixed from time to time by the Board. Directors need not be Stockholders. Directors shall be elected at the annual meeting of Stockholders, and each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

Section 3.03. Resignation. Any Director may resign at any time by giving written notice to the Board, the Chairman or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time is not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 3.04. Removal. Any or all of the Directors may be removed, with or without cause, at any time by vote of the holders of record of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of the holders of record of voting Shares pursuant to Section 2.14 hereof.

Section 3.05. Vacancies and Newly Created Directorships. Vacancies occurring on the Board as a result of the removal of Directors without cause may be filled only by vote of the holders of record of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of such holders of record pursuant to Section 2.14 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of Directors, may be filled by a majority of the Directors then in office, even if less than a quorum. Unless earlier removed pursuant to Section 3.04 hereof, each Director chosen in accordance with this Section 3.05 shall hold office until the next annual election of Directors by the Stockholders and until his successor shall be elected and qualified.

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Section 3.06. The Chairman. The Chairman of the Board may also be the Chief Executive Officer or any other officer of the Corporation. The Chairman shall be appointed by a majority of the directors of the Board and shall be designated by the Board as either a Non-Executive Chairman or in accordance with the provisions of Section 4.01 of these By-laws, an Executive Chairman of the Board. (References in these By-laws to the "Chairman" shall mean the Non-Executive Chairman or Executive Chairman, as designated by the Board). The Chairman shall have the power to call special meetings of Stockholders, to call special meetings of the Board and, if present, to preside at all meetings of Stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

Section 3.07. Meetings.

(a)	Annual Meetings. As soon as practicable after each annual election of Directors by the Stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.

(b)	Regular Meetings. The Board may provide for regular stated meetings of the Board.

(c)	Special Meetings. Special meetings of the Board shall be held at such times as determined by the Chairman, Chief Executive Officer, the President or the Secretary acting under instructions from the Chairman, Chief Executive Officer or President or shall be held upon the call of a majority of the Board. Special meetings may be held at any date, time and place, if any.

(d)	Notice of Meetings. No notice need be given of any organization or regular stated meeting of the Board for which the date, hour and place have been fixed by the Board. The Secretary shall give written notice to each Director of each other organization and stated meeting and of all special meetings of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director at least two days before the day on which such meeting is to be held. Such notice may be communicated, without limitation, in person; by telephone, by facsimile or other form of electronic transmission, or by mail or private carrier. Written notice of a meeting is effective at the earliest of the following:

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(i)	when received;

(ii)	upon its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed;

(iii)	if by facsimile or other electronic transmission, by acknowledgment of the electronic transmission; or

(iv)	on the date shown on the confirmation of delivery issued by a private carrier, if sent by private carrier to the address of the director last known to the Corporation.

Oral notice is effective when actually communicated to the director. Notice of an adjourned meeting of directors need not be given if the time and place are fixed at the meeting being adjourned. The notice of any meeting of directors need not describe the purpose of the meeting unless otherwise required by the DGCL.

A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

(e)	Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

(f)	Quorum and Manner of Acting. A majority of the total number of Directors then in office (but in no event less than three Directors) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

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(g)	Conduct of Meetings. At each meeting of the Board, one of the following shall act as the presiding officer of the meeting and preside, in the following order of precedence:

(i)	the Chairman;

(ii)	the Chief Executive Officer;

(iii)	any Director chosen by a majority of the Directors present.

The Secretary or, in the case of his or her absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the presiding officer shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 3.08. Directors' Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed, including by electronic signature, by all the members of the Board or such committee and such consent is filed with the minutes of the proceedings of the Board or such committee.

Section 3.09. Action by Means of Telephone or Similar Communications Equipment. Anyone or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of Directors. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

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Section 3.11. Committees of the Board. The Board may designate one or more committees, and appoint members of the Board to serve on them. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Each committee must have one or more members on them who serve at the pleasure of the Board, and the Board shall periodically approve a charter describing the duties of each committee. A majority of the members of any committee of the Board shall be present in person at any meeting of the committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of the members present at any such meeting at which a quorum is present shall be the act of the committee. In the absence of a quorum for any such meeting, a majority of the members present thereat may adjourn such meeting from time to time until a quorum shall be present. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing these By-laws. In addition, each committee of the Board so appointed may appoint a sub-committee of the Board in furtherance of the duties delegated to it by the Board. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

ARTICLE IV

Officers

Section 4.01. Officers. The officers of the Corporation may include an Executive Chairman, Chief Executive Officer, a President, Chief Financial Officer, one or more Senior Managing Directors, Managing Directors, First Vice Presidents, Vice Presidents, a Secretary, a Treasurer, and such other officers, assistant or otherwise as may be elected or appointed from time to time by the Board or under the authority of the Board. Any two or more offices may be held by the same person provided that the office of President and Secretary shall not be held by the same person. Without limiting the generality of the foregoing, the Board may designate the Chairman of the Board, as an Executive Chairman, in which case such person shall be an officer of the Corporation and shall have, in addition to the duties set forth in these By-laws, such powers and authority as determined by the Board. If the Chief Executive Officer is absent or incapacitated, the Board or any committee designated by the Board for such purpose shall determine the person who shall have all the power and authority of the Chief Executive Officer.

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Section 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board. Unless otherwise ordered by the Board, the Chief Executive Officer and the President, acting singly or together, shall have full power and authority on behalf of the Corporation to attend, to act and to vote at any meetings of security holders of the corporations in which the Corporation may hold securities, and at any such meetings shall possess and may exercise any and all the rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board, by resolution from time to time, may confer like powers upon any other person or persons.

Section 4.03. Term of Office, Resignation and Removal.

(a)	Term. Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

(b)	Resignation. Any officer may resign at any time by giving written notice to the Board, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c)	Removal. All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the holders of record of a majority of the Shares entitled to vote thereon.

Section 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

Section 4.05. Chief Executive Officer. The Chief Executive Officer shall supervise and control the business and affairs of the Corporation, subject to the direction and control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

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Section 4.06. The President. The President shall be the chief operating officer of the Corporation and shall perform the duties and exercise the powers of that office and, in addition, the President shall have such other duties and shall have such other authority as may be prescribed by the Board or these By-laws.

Section 4.07. Vice Chairmen, Vice Presidents and Managing Directors. The Board may appoint one or more Vice Chairman, Vice Presidents or Managing Directors. The Board may create categories of Managing Directors and Vice Presidents. Each Vice Chairman, Managing Director and Vice President shall have such duties and authorities as may be described by the Board or by the officer to whom such Vice Chairman, Managing Director or Vice President reports.

Section 4.08. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. He or she shall render such accounts and reports as may be required by the Board or any committee of the board. The financial records, books and accounts of the Corporation shall be maintained subject to his or her direct or indirect supervision.

Section 4.09. Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of Stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. The Secretary shall give or cause to be given notice of all meetings of Stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman and the President. He or she shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his or her signature or by the signature of the Treasurer of the Corporation (the "Treasurer") or an Assistant Secretary of the Corporation. The Secretary shall keep in safe custody such books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman or the President.

Section 4.10. Assistant Secretaries. Assistant Secretaries of the Corporation ("Assistant Secretaries"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

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Section 4.11. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit such funds and securities in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. The Treasurer shall disburse the funds of the Corporation under the direction of the Board and the President. The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. The Treasurer shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, the Treasurer shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

Section 4.12. Assistant Treasurers. Assistant Treasurers of the Corporation ("Assistant Treasurers"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

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ARTICLE V

Shares And Transfers Of Shares

Section 5.01. Certificates Evidencing Shares. Shares of the Corporation may but need not be evidenced by certificates. Upon request, every holder of uncertificated shares shall be entitled to have a duly executed certificate of stock. If certificates of stock are issued, the Corporation shall issue such certificates in such form as shall be required by the DGCL and as determined by the Board, to every Stockholder for the fully paid shares owned by such Stockholder. Each certificate representing the number of shares registered in certificate form shall be signed by the Chairman, the President or any Vice Chairman or Vice President and by the Secretary, any Assistant Secretary, or the Treasurer. No certificate for a fractional share of Common Stock shall be issued. Any or all signatures on the certificate may be a facsimile.

Section 5.02. Transfers of Shares. Subject to Article XI of the Certificate of Incorporation, Transfers of Shares shall be made upon the books of the Corporation: (i) upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer the stock, and upon surrender of the appropriate certificate(s); or (ii) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred Shares shall be issued. The Corporation may impose such additional conditions to the transfer of its Shares as may be necessary or appropriate for compliance with applicable law or to protect the Corporation, a Transfer Agent or the Registrar from liability with respect to such transfer.

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Section 5.03. Holder of Record. The Corporation shall be entitled to treat the holder of any Share or Shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Section 5.04. Addresses of Stockholders. Each Stockholder shall designate to the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such Stockholder.

Section 5.05. Lost, Destroyed and Mutilated Certificates. Each holder of record of Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Share or Shares of which he is the holder of record. The Board, in its discretion, or any transfer agent thereunto duly authorized by the Board, may authorize the issue of a new certificate in place of any certificate theretofore issued and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon receipt of an affidavit of such fact from the person claiming such loss, theft or destruction, and any other documentation satisfactory to the Board. In addition, the Board may, in its discretion, require, and its transfer agents and registrars may so require, the holder of record of the Shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing Shares.

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ARTICLE VI

Indemnification Of Directors, Officers And Others, And Insurance

Section 6.01. Indemnification.

(a)	The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, except as provided in Section 6.01(d) with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
(b)	The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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(c)	Notwithstanding, and without limitation of, any other provision of this Article VI, to the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01(a) and (b) of these By-laws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d)	If a claim under Section 6.01(a), 6.01(b) or 6.01(c) is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the person who has made such claim (the “indemnitee”) may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder, the burden of proving that the indemnitee is not entitled to be indemnified under this Article VI or otherwise shall be on the Corporation.

(e)	Any indemnification under Section 6.01(a) and (b) of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01(a) and (b) of these By-laws. Such determination shall be made with respect to a person who is a director or officer of the Corporation at the time of such determination (i) by the Board by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

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(f)	Expenses (including attorneys' fees) incurred by a current or former director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if the DGCL requires, an advancement of expenses incurred by such a person in his capacity as a director or officer of the Corporation shall only be made upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. The Corporation may grant rights to the advancement of expenses (including attorneys' fees) to other persons upon such terms and conditions, if any, as the Corporation deems appropriate.

(g)	The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h)	For purposes of this Article, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

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(i)	For purposes of this Article, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves service by, such director, officer or employee with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.02. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the provisions of Section 145 of the DGCL.

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ARTICLE VII

Miscellaneous

Section 7.01 Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware."

Section 7.02. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

Section 7.03. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time, by resolution of the Board.

Section 7.04. Amendments. Any By-law may be adopted, amended or repealed by vote of the Board or by a written consent of Directors pursuant to Section 3.08 hereof. The stockholders, at a meeting at which a quorum of stockholders is present, may also adopt, amend or repeal any By-law, whether adopted by them or otherwise, but only upon the affirmative vote of the holders of record of a majority of the voting power of the Shares, present at such meeting in person or represented by proxy.

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